                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                                Determination Date:     08/18/04
                                                 Collection Period:     07/31/04
                                                      Payment Date:     08/20/04


I. AVAILABLE FUNDS

   A. Available Pledged Revenues

      a.  Scheduled Payments Received                                                                           $32,364,884.34
      b.  Liquidation Proceeds Allocated to Owner Trust                                                             866,545.95
      c.  Required Payoff Amounts of Prepaid Contracts                                                              696,876.77
      d.  Required Payoff Amounts of Purchased Contracts                                                                  0.00
      e.  Proceeds of Clean-up Call                                                                                       0.00
      f.  Investment Earnings on Collection Account and Note Distribution Account                                         0.00
                                                                                                                --------------
                                                                        Total Available Pledged Revenues =      $33,928,307.06

   B. Determination of Available Funds

      a.  Total Available Pledged Revenues                                                                      $33,928,307.06
      b.  Servicer Advances                                                                                       2,593,202.48
      c.  Recoveries of  prior Servicer Advances                                                                 (2,560,107.09)
      d.  Withdrawal from Cash Collateral Account                                                                   656,488.89
                                                                                                                --------------
                                                                        Total Available Funds =                 $34,617,891.34
                                                                                                                ==============

II. DISTRIBUTION AMOUNTS

    A. COLLECTION ACCOUNT DISTRIBUTIONS

        1.  Servicing Fee                                                                                           482,015.71

        2.  Class A-1 Note Interest Distribution                                            153,708.52
            Class A-1 Note Principal Distribution                                        30,359,653.39
                      Aggregate Class A-1 distribution                                                           30,513,361.91

        3.  Class A-2 Note Interest Distribution                                            192,500.00
            Class A-2 Note Principal Distribution                                                 0.00
                      Aggregate Class A-2 distribution                                                              192,500.00

        4.  Class A-3 Note Interest Distribution                                            632,500.00
            Class A-3 Note Principal Distribution                                                 0.00
                      Aggregate Class A-3 distribution                                                              632,500.00

        5.  Class A-4 Note Interest Distribution                                            128,430.00
            Class A-4 Note Principal Distribution                                                 0.00
                      Aggregate Class A-4 distribution                                                              128,430.00

        6.  Class B Note Interest Distribution                                               34,640.86
            Class B Note Principal Distribution                                             905,030.32
                      Aggregate Class B distribution                                                                939,671.18

        7.  Class C Note Interest Distribution                                               20,244.66
            Class C Note Principal Distribution                                             493,652.90
                      Aggregate Class C distribution                                                                513,897.56

        8.  Class D Note Interest Distribution                                               63,658.21
            Class D Note Principal Distribution                                           1,151,856.77
                      Aggregate Class D distribution                                                              1,215,514.98

        9.  Deposit to the Cash Collateral Account                                                                        0.00

        10. Amounts in accordance with the CCA Loan Agreement                                                             0.00

        11. Remainder to the holder of the equity certificate                                                             0.00
                                                                                                                --------------
                                                                        Collection Account Distributions =       34,617,891.34
                                                                                                                ==============

   B.  CASH COLLATERAL ACCOUNT DISTRIBUTIONS

       1.  Payment due on the Senior Loan                                                                         2,116,373.96

       2.  Payment due on the Holdback                                                                                    0.00

       3.  Payment to the Depositor                                                                                       0.00
                                                                                                                --------------

                                                                        Cash Collateral Account Distributions =   2,116,373.96
                                                                                                                ==============


   C.  INCORRECT DEPOSITS TO BE RETURNED TO CIT                         Collection Account Distributions =                0.00
                                                                                                                ==============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

     ------------------------------------------------------------------------------------------------------------------
                Distribution              Class A-1              Class A-2            Class A-3          Class A-4
                  Amounts                   Notes                  Notes                Notes              Notes
     ------------------------------------------------------------------------------------------------------------------
     1.         Interest Due                 153,708.52          192,500.00          632,500.00          128,430.00
     2.        Interest Paid                 153,708.52          192,500.00          632,500.00          128,430.00
     3.      Interest Shortfall                    0.00                0.00                0.00                0.00
              ((1) minus (2))
     4.        Principal Paid             30,359,653.39                0.00                0.00                0.00

     5.  Total Distribution Amount        30,513,361.91          192,500.00          632,500.00          128,430.00
               ((2) plus (4))

     ------------------------------------------------------------------------------------------------------------------
                Distribution               Class B               Class C              Class D          Total Offered
                  Amounts                   Notes                 Notes                Notes                Notes
     ------------------------------------------------------------------------------------------------------------------
     1.         Interest Due                  34,640.86           20,244.66           63,658.21        1,225,682.25
     2.        Interest Paid                  34,640.86           20,244.66           63,658.21        1,225,682.25
     3.      Interest Shortfall                    0.00                0.00                0.00                0.00
              ((1) minus (2))
     4.        Principal Paid                905,030.32          493,652.90        1,151,856.77       32,910,193.38

     5.  Total Distribution Amount           939,671.18          513,897.56        1,215,514.98       34,135,875.63
               ((2) plus (4))


IV. Information Regarding the Securities

    A. Summary of Balance Information

     ------------------------------------------------------------------------------------------------------------------------
                                     Applicable    Principal Balance     Class Factor    Principal Balance     Class Factor
               Class                   Coupon            Aug-04             Aug-04            Jul-04              Jul-04
                                        Rate          Payment Date       Payment Date      Payment Date        Payment Date
     ------------------------------------------------------------------------------------------------------------------------
     a.   Class A-1 Notes             1.1200%       129,015,541.38         0.41484        159,375,194.77         0.51246
     b.   Class A-2 Notes             1.5400%       150,000,000.00         1.00000        150,000,000.00         1.00000
     c.   Class A-3 Notes             2.2000%       345,000,000.00         1.00000        345,000,000.00         1.00000
     d.   Class A-4 Notes             2.7000%        57,080,000.00         1.00000         57,080,000.00         1.00000
     e.    Class B Notes              1.9600%        20,303,661.13         0.78910         21,208,691.45         0.82428
     f.    Class C Notes              2.1000%        11,074,724.25         0.78936         11,568,377.15         0.82455
     g.    Class D Notes              2.8300%        25,841,023.25         0.78913         26,992,880.02         0.82430

     h.       Total Offered Notes                   738,314,950.01                        771,225,143.39


  B. Other Information

     ---------------------------------------------------------------
                              Scheduled            Scheduled
                          Principal Balance    Principal Balance
             Class              Aug-04               Jul-04
                             Payment Date         Payment Date
     ---------------------------------------------------------------
        Class A-1 Notes     141,387,183.68       172,883,497.70

     ----------------------------------------------------------------------------------------------------------------------
                                                     Target                Class             Target              Class
                                Class          Principal Balance           Floor        Principal Amount         Floor
             Class            Percentage             Aug-04               Aug-04             Jul-04             Jul-04
                                                  Payment Date         Payment Date       Payment Date       Payment Date
     ----------------------------------------------------------------------------------------------------------------------
            Class A            92.25%             681,095,541.38                         711,455,194.78
            Class B             2.75%              20,303,661.13            0.00          21,208,691.44           0.00
            Class C             1.50%              11,074,724.25            0.00          11,568,377.15           0.00
            Class D             3.50%              25,841,023.25            0.00          26,992,880.02           0.00

V. PRINCIPAL

   A. MONTHLY PRINCIPAL AMOUNT

     1.    Principal Balance of Notes and Equity Certificates                    771,225,143.39
           (End of Prior Collection Period)

     2.    Contract Pool Principal Balance (End of Collection Period)            738,314,950.01
                                                                                 --------------
                                           Total monthly principal amount         32,910,193.38

   B. PRINCIPAL BREAKDOWN                                  No. of Accounts
                                                           ---------------
     1.  Scheduled Principal                                  60,970         30,540,768.01
     2.  Prepaid Contracts                                     110              696,876.78
     3.  Defaulted Contracts                                   262            1,672,548.59
     4.  Contracts purchased by CIT Financial USA, Inc.         0                     0.00
                                                           --------------------------------
         Total Principal Breakdown                            61,342         32,910,193.38


VI. CONTRACT POOL DATA

   A. CONTRACT POOL CHARACTERISTICS

                                                 ------------------------------------------------------------------
                                                           Original             Aug-04            Jul-04
                                                             Pool            Payment Date      Payment Date
                                                 ------------------------------------------------------------------
     1. a.  Contract Pool Balance                       935,586,370.00     738,314,950.01      771,225,143.39
        b.  No of Contracts                                     62,780             61,342              61,714
        c.  Pool Factor

     2. Weighted Average Remaining Term                          36.90              32.61               33.33

     3. Weighted Average Original Term                           44.00


   B. DELINQUENCY INFORMATION

                                                 -----------------------------------------------------------------------
                                                      % of        % of Aggregate
                                                                  Required Payoff      No. Of       Aggregate Required
                                                   Contracts          Amount          Accounts        Payoff Amounts
                                                 -----------------------------------------------------------------------
     1. Current                                      96.33%           97.33%           59,092       723,748,096.91
        31-60 days                                    2.08%            1.71%            1,275        12,681,635.90
        61-90 days                                    0.64%            0.43%              391         3,198,096.03
        91-120 days                                   0.39%            0.19%              242         1,409,047.78
        120+ days                                     0.56%            0.34%              342         2,530,507.88

                        Total Delinquency           100.00%          100.00%           61,342       743,567,384.50

     2. Delinquent Scheduled Payments:

        Beginning of Collection Period                                           5,219,339.10
        End of Collection Period                                                 5,252,434.49
                                                                                -------------
                        Change in Delinquent Scheduled Payments                     33,095.39


   C. DEFAULTED CONTRACT INFORMATION

     1. Required Payoff Amount on Defaulted Contracts                            1,672,548.59
     2. Liquidation Proceeds received                                              866,545.95
                                                                                -------------
     3. Current Liquidation Loss Amount                                            806,002.64

     4. Cumulative Liquidation Losses to date                                    2,248,840.40

                              % of Initial Contracts                                    1.069%
                  % of Initial Contract Pool Balance                                    0.240%

VII. MISCELLANEOUS INFORMATION

   A. SERVICER ADVANCE BALANCE

     1. Opening Servicer Advance Balance                                         5,219,339.10
     2. Current Period Servicer Advance                                          2,593,202.48
     3. Recoveries of prior Servicer Advances                                    2,560,107.09)
                                                                                 ------------
     4. Ending Servicer Advance Balance                                          5,252,434.49


   B. CASH COLLATERAL ACCOUNT

     1. Opening Cash Collateral Account                                                              63,626,074.33

     2. Deposit from the Collection Account                                                                   0.00

     3. Withdrawals from the Cash Collateral Account                                                   (656,488.89)

     4. Ending Cash Collateral Account Balance before Distributions                                  63,027,357.34

     5. Required Cash Collateral Account Amount                                                      60,910,983.38

     6. Cash Collateral Account Surplus                                                               2,116,373.96

 7. Investment Earnings                                                                                  57,771.90

 8. Distribution of CCA
    a. Senior Loan Interest                                                                            (164,959.22)
    b. Senior Loan Principal                                                                         (1,951,414.74)
    c. Holdback Amount Interest                                                                               0.00
    d. Holdback Amount Principal                                                                              0.00
                                                                                                   ---------------
                     Total Distribution                                                              (2,116,373.96)

 9. Ending Cash Collateral Account Balance after Distributions                                       60,910,983.38

C. OTHER RELATED INFORMATION

    1. Discount Rate                                                                  2.8380%

    2. Life to Date Prepayment (CPR)                                                  7.0914%

    3. Life to Date Substitutions:

       a. Prepayments                                                      0.00

       b. Defaults                                                         0.00

    --------------------------------------------------------------------------------------
                                                       Aug-04                Jul-04
                      Item                          Payment Date          Payment Date
    --------------------------------------------------------------------------------------
 4. a.  Senior Loan                                 18,468,240.18         20,526,842.24
    b.  Holdback Amount                             42,101,386.65         42,101,386.65

 5. Applicable Rates for the Interest Period:
    a.  Libor Rate for the Interest Period                1.4200%
    b.  Senior Loan Interest Rate                         4.9200%
    c.  Holdback Amount Interest Rate                     7.4200%

 6. DELINQUENCY, NET LOSSES AND CPR HISTORY

 -----------------------------------------------------------------------------------------------------------------------
                             % of                    % of                   % of                        % of
                          Aggregate               Aggregate               Aggregate                   Aggregate
                       Required Payoff         Required Payoff         Required Payoff             Required Payoff
                           Amounts                 Amounts                 Amounts                     Amounts
    Collection
       Periods       31-60 Days Past Due     61-90 Days Past Due    91-120 Days Past Due         120+ Days Past Due
 -----------------------------------------------------------------------------------------------------------------------

 -----------------------------------------------------------------------------------------------------------------------
   07/31/04                 1.71%                   0.43%                   0.19%                       0.34%
   06/30/04                 1.67%                   0.45%                   0.24%                       0.39%
   05/31/04                 1.94%                   0.45%                   0.29%                       0.35%
   04/30/04                 1.64%                   0.45%                   0.23%                       0.20%
   03/31/04                 1.57%                   0.54%                   0.29%                       0.01%
   02/29/04                 3.16%                   0.52%                   0.00%                       0.00%
 -----------------------------------------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------------
  Collection            Cumulative Net           Monthly Net
    Month              Loss Percentage              Losses                 LTD CPR
 ------------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------------
   July-04                  0.240%                806,002.64                7.09%
   June-04                  0.154%                721,869.54                7.72%
    May-04                  0.077%                354,449.23                7.40%
   April-04                 0.039%                209,238.42                9.16%
   March-04                 0.017%                157,280.57               10.43%
 February-04                0.000%                   0.00                   8.50%
 ------------------------------------------------------------------------------------------